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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 (No. 33-33833, No. 33-35259, No. 33-38521, No. 33-78368 and No. 33-69495) of Lattice Semiconductor
Corporation of our report dated April 20, 1995 appearing on page 24 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page S-1 of this Form 10-K.




PRICE WATERHOUSE LLP

Portland, Oregon
June 26, 1995